Exhibit 10.24.3

Señor Notario:

Sírvase usted extender en su Registro de Escrituras Públicas una de PRENDA GLOBAL Y FLOTANTE que constituye, DOE RUN PERÚ S.R.L. con RUC N° 20376303811, con domicilio en Av. Víctor Andrés Belaunde 147, Vía Principal 155, Centro Empresarial Real – Torre Real 3, piso 9, San Isidro, debidamente representada por los señores Kenneth Ernest Hecker, identificado con CE N-100471 y Jorge Antonio Jaramillo Chipoco, identificado con DNI N° 08257915, facultados al efecto según poderes inscritos en la Partida Electrónica N° 11015369 del Registro de Personas Jurídicas de Lima, a quien en adelante se le denominará DRP; en favor de BANCO DE CRÉDITO DEL PERÚ, en calidad de Agente de los Bancos, con RUC N° 20100047218, con domicilio en la Calle Centenario N° 156, Urb. Las Laderas de Melgarejo, La Molina, Lima, representado por los señores Reynaldo Llosa Benavides, identificado con DNI N° 08220370, y Jorge Luis de los Heros Diez Canseco, identificado con DNI N° 07810714, facultados al efecto según poderes inscritos en los  asientos C000026 y C000027, respectivamente, de la Partida Electrónica N° 11009127 del Registro de Personas Jurídicas de Lima, a quien en adelante se le denominará el AGENTE; y con la intervención del señor Kenneth Richard Buckley, identificado con CE N° N-97767, con domicilio en Av. Víctor Andrés Belaunde 147, Vía Principal 155, Centro Empresarial Real – Torre Real 3, piso 9, San Isidro, quien asume por medio del presente documento la calidad de Depositario de los bienes que serán otorgados en prenda; en los términos y condiciones siguientes:

PRIMERA:                                   DEFINICIONES

1.1.                              Salvo indicación expresa o si el contexto así lo requiere, los términos cuya primera letra esté en mayúscula utilizados en el presente contrato de Prenda Global y Flotante tendrán el significado que se indica en la presente cláusula:

Agente: Será Banco de Crédito del Perú, quién actúa en representación de los Bancos o sus sucesores o cesionarios.

Bancos: Incluirá a todos los Bancos que constituyen el Sindicato de Bancos, constituido por Banco de Crédito del Perú y cualquier otro Banco que en el futuro participe en el Contrato de Línea de Crédito, quienes actuarán bajo la representación del Agente.

BCP: Se utilizará para individualizar al Banco de Crédito del Perú, quien actúa como se indica en la introducción del presente documento como Agente y además como co-acreedor de las Obligaciones derivadas del Contrato de Línea de Crédito.

Código Civil: Se refiere al Código Civil Peruano.

Contrato de Línea de Crédito: Hace referencia al contrato establecido en el numeral 2.1 de la Cláusula Segunda del presente documento, que será garantizado mediante los Contratos de Garantía.

Contratos de Garantía: Se utilizará para designar al presente Contrato de Prenda Global y Flotante, en conjunto con el contrato de Cesión de Derechos de Cuentas por Cobrar que suscribe DRP con el AGENTE, en beneficio de los Bancos.

Documentos de Financiamiento: Son (i) este Contrato de Línea de Crédito, (ii) los Pagarés, (iii) los Contratos de Garantía, (iv) cualquier escritura publica que se derive de los anteriores documentos y (v) el UCC-1 Financing Statement, así como, en cada caso, las modificaciones y ampliaciones que se den de tiempo en tiempo.

DRP: Tiene el significado que se indica en la introducción del presente Contrato de Prenda Global y Flotante, en su calidad de constituyente.

Eventos de Incumplimiento: Son las circunstancias detalladas en la Cláusula Décimo Segunda del Contrato de Línea de Crédito.

Obligaciones: Son, en general todos los compromisos, deberes y obligaciones asumidas por DRP frente a los Bancos en virtud de los Documentos de Financiamiento.

1.2.                              Los términos con iniciales en mayúsculas, que no estén definidos en forma expresa en este documento, tienen la definición que se les asigna en el Contrato de Línea de Crédito mencionado en el numeral 1.1. anterior.

SEGUNDA:                                 ANTECEDENTES

2.1.                              Con fecha 03 de abril de 2002  DRP solicitó a los Bancos, a través del AGENTE, y éstos convinieron en otorgarle una Línea de Crédito hasta por la suma de US$58’000,000.00 (CINCUENTIOCHO MILLONES y 00/100 DOLARES AMERICANOS), según los montos máximos que cada Banco haya asumido en virtud de sus respectivos compromisos y con arreglo a lo establecido en el Anexo 1 del Contrato de Línea de Crédito suscrito el 17 de setiembre de 2002.

2.2.                              En el numeral 14.2 de la Cláusula Décimo Cuarta del Contrato de Línea de Crédito suscrito el 17 de setiembre de 2002 se establece que, en garantía del pago de las sumas adeudadas en virtud del Contrato de Línea de Crédito y del cumplimiento de las demás obligaciones asumidas en el referido documento (en adelante “las Obligaciones Garantizadas”), DRP otorgaría a favor del AGENTE, en beneficio de los Bancos, Primera y Preferencial Prenda Global y Flotante sobre la totalidad de los concentrados (en camas), productos en proceso y productos finales mantenidos y elaborados por DRP; para lo cual se celebra el presente documento.

TERCERA:                                  OBJETO DEL PRESENTE CONTRATO

De acuerdo a lo establecido en el numeral 14.2. de la Cláusula Décimo Cuarta del Contrato de Línea de Crédito, por el presente acto, y en garantía del oportuno y total cumplimiento de todas y cada una de las Obligaciones Garantizadas, ya sean presentes o futuras, conviene en afectar a favor del AGENTE, en beneficio de los Bancos, en calidad de primera y preferencial garantía prendaria, los bienes muebles fungibles consistentes en concentrados (en camas), productos en proceso y productos finales de su propiedad, cuya relación y descripción figuran en el Anexo I de la presente minuta que para todos sus efectos forma parte integrante de ésta. La garantía descrita en el presente párrafo se denominará, en adelante, “Prenda Global y Flotante”.

Con arreglo a lo dispuesto por el artículo 179° de la Ley General del Sistema Financiero, Ley N° 26702, DRP declara bajo su total responsabilidad que los bienes

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que afecta en Prenda Global y Flotante por este acto, son de su propiedad, teniendo sobre ellos total y libre disposición.

Adicionalmente, DRP declara que los bienes antes referidos no están inscritos en el Registro Fiscal de Ventas a Plazos ni en el Registro Especial de la Central de Riesgos de la Superintendencia de Banca y Seguros, ni en el Registro de Prenda Minera, ni en ningún otro registro.  Declara también que sobre ellos no pesa ningún gravamen, carga, pleito pendiente, ni medida judicial o extrajudicial que limite en algún modo sus derechos sobre su libre disposición, ni preferencia en favor del AGENTE, salvo la Primera y Preferente Prenda de Minerales constituida a favor del BCP mediante Escritura Pública de fecha  18 de junio de 1998, otorgada ante Notario Público de Lima Dr. Aníbal Corvetto Romero, que consta inscrita en el asiento 200 de la ficha 1180 del Libro de Prenda Minera del Registro Publico de Minería de Huancayo, la misma que será levantada en la oportunidad en que el BCP así lo decida. DRP se obliga a no afectarlos con posteriores gravámenes, ni a disponer de ellos, salvo que los sustituya (i) por otros de la misma naturaleza y de una clase, especie, cantidad y valor no menor que los señalados en el Anexo III; o (ii) por otros productos o  bienes mineros a los que hayan sido incorporados o convertidos, siempre que en este último caso (ii) los productos o bienes sustitutos tengan mayor valor patrimonial y sean de su libre disposición y no sujetos a gravamen o carga alguna, salvo los gravámenes antes indicados.

CUARTA:                                        OBLIGACIONES GARANTIZADAS

La Prenda Global y Flotante que sobre dichos bienes se constituye, servirá de primera y  preferencial garantía a favor del AGENTE, en beneficio de los Bancos, respecto a cualquier otro acreedor de DRP, sea cual fuere la naturaleza de la obligación y aun cuando DRP se encontrase sujeto a proceso concursal o de insolvencia; hasta por la suma determinable equivalente a las Obligaciones Garantizadas que en cualquier momento y por cualquier concepto durante la vigencia de este contrato, estén pendientes de pago y/o de cumplimiento. Las Obligaciones Garantizadas se encuentran detalladas en el Anexo II del presente contrato, que para todos sus efectos forma parte integrante del mismo.

El importe total adeudado de cargo de DRP que se encuentre en mora o pendiente de pago, será determinado por el AGENTE mediante la suma de las liquidaciones de dichas obligaciones impagas, a una fecha determinada.

DRP y el AGENTE convienen que la garantía otorgada por DRP en el presente contrato, no es extensiva a las obligaciones o deudas, directas o indirectas, presentes o futuras que DRP asuma con los Bancos, en los demás contratos u operaciones crediticias que tengan celebrados o que celebren en el futuro.

La Prenda Global y Flotante es indivisible y subsiste por entero sobre todos los bienes otorgados en garantía, garantizando el oportuno y total cumplimiento de todas y cada una de las Obligaciones Garantizadas, no pudiendo levantarse parcial o totalmente.  En este sentido, la presente Prenda Global y Flotante se mantendrá plenamente vigente hasta que (i) las Obligaciones Garantizadas estén totalmente pagadas y/o cumplidas, y (ii) el Contrato de Prenda Global y Flotante esté terminado conforme a la Cláusula Décimo Sétima de este Contrato.

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QUINTA:                                            OBLIGACIONES DE DRP

Las partes convienen que los bienes afectados en Prenda Global y Flotante, permanecerán en posesión de DRP, quien deberá mantenerlos en sus instalaciones ubicadas en el Complejo Metalúrgico de La Oroya, o en almacenes generales de depósito, o que se encuentren en tránsito entre esas instalaciones con facultad de disponer de los mismos, sujeto a la condición de sustituirlos de conformidad con lo establecido en este contrato. La sustitución de dichos bienes deberá hacerse por (i) otros de la misma naturaleza y de una clase, especie, cantidad y valor no menor que los señalados en el Anexo III; u (ii) otros productos o bienes mineros a los que hayan sido incorporados o hayan sido convertidos, siempre que en este último caso (ii) los bienes sustitutos tengan mayor valor patrimonial.

El AGENTE podrá verificar el estado de conservación de los bienes prendados, de acuerdo a lo establecido en el numeral 11.5 de la Cláusula Décimo Primera del Contrato de Línea de Crédito.

Adicionalmente, DRP se obliga a cumplir todas y cada una de las obligaciones que le corresponden como propietario de los bienes afectados con la presente Prenda Global y Flotante, de acuerdo a las disposiciones contenidas en la Ley General del Sistema Financiero, sus modificatorias, complementarias y reglamentarias expedidas por la Superintendencia de Banca y Seguros.

En tal virtud, DRP deberá:

5.1.                            Llevar un inventario detallado de los bienes señalados en el Anexo I o de los bienes que los sustituyan de acuerdo a lo establecido en el presente contrato;

5.2.                              Informar de deterioros que los bienes gravados puedan sufrir, con obligación de sustituirlos, de conformidad con lo establecido en el presente contrato;

5.3.                              Informar mensualmente al AGENTE sobre las sustituciones de los bienes prendados que haya realizado en dicho periodo, dentro de lo expresamente permitido por el presente documento;

5.4.                              Obtener el previo consentimiento escrito del total de los Bancos antes de constituir nuevas prendas sobre otros bienes fungibles de la misma naturaleza que los afectados en este acto, excepto por Gravámenes Permitidos;

5.5.                              Hacer entrega inmediata y a simple requerimiento del AGENTE, los bienes prendados, o sus sustitutos, o su valor en dinero en efectivo, según lo acordado en este contrato, en caso se proceda a la ejecución de la garantía, de acuerdo a lo dispuesto en la Cláusula Décimo Segunda del presente contrato.

5.6.                              Ambas partes declaran y reconocen que el deber establecido en el numeral 10 del artículo 7 de la Resolución SBS N° 430-97, tiene por objeto garantizar al AGENTE la reposición de los bienes prendados o su valor en dinero en caso de disposición, robo, deterioro o menoscabo por hechos similares.

En el presente contrato, dicho riesgo es a su vez cubierto por el seguro contratado por DRP, cuya póliza cubre los bienes gravados contra los riesgos de robo, hurto, pérdida, daño malicioso, etc. Por ello, las partes dan por cumplida la obligación

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dispuesta en  dicho numeral con el endoso a favor del AGENTE de la póliza referida en la Cláusula Novena del presente contrato.

5.7.                              Llevar un registro contable independiente de los bienes afectados en favor del AGENTE, separado de los que pueden haber afectado en favor de otros acreedores;

5.8.                              Permitir que el AGENTE o quien éste designe, cuya designación deberá ser informada oportunamente a DRP, verifique y/o supervise las actividades referidas a los bienes prendados, así como el proceso de incorporación en otros bienes de mayor valor patrimonial, de acuerdo a lo dispuesto en el numeral 11.5 de la Cláusula Décimo Primera del Contrato de Línea de Crédito;

5.9.                              Permitir y facilitar el acceso de las personas que designe el AGENTE, cuya designación le deberá ser informada oportunamente a DRP, al lugar donde se encuentren los bienes prendados, para verificar la existencia y estado de éstos, de acuerdo a lo dispuesto en el numeral 11.5 de la Cláusula Décimo Primera del Contrato de Línea de Crédito;

5.10.                        Otorgar todas las facilidades para ejecutar los bienes prendados, reembolsando todos los gastos que dicho acto origine, de acuerdo a lo dispuesto en la Cláusula Décimo Segunda;

5.11.                        Notificar oportunamente al AGENTE cualquier circunstancia o hecho que pudiera afectar la exigibilidad, rango o el valor mínimo referido en el Anexo III de la Prenda Global y Flotante;

5.12.                        No realizar u omitir acción alguna que, como resultado, pueda ocasionar un perjuicio a la Prenda Global y Flotante, o afectar o impedir su ejecución;

5.13.                        Modificar mediante Escritura Pública, cada vez que el AGENTE razonablemente lo considere necesario, el Anexo I que forma parte integrante del presente contrato, a efectos de que lo señalado en dicho Anexo concuerde con los inventarios de DRP. Todos los gastos que origine dicha modificación, así como su elevación a Escritura Pública y su inscripción en el Registro pertinente, correrán por cuenta de DRP.

SEXTA:                                                   DEL DEPOSITARIO

Queda precisado que el señor Kenneth Richard Buckley, identificado con CE N° N-97767, acepta asumir expresamente el cargo de depositario (en adelante EL DEPOSITARIO) de los bienes cuya relación contiene el Anexo I y, en su caso, de los que los sustituyan, de acuerdo con lo expresamente permitido en el presente contrato.

El DEPOSITARIO, declara conocer en cuanto a sus alcances y efectos civiles y penales de la responsabilidad que asume; con obligación incondicionada de poner a disposición y entregar dichos bienes al AGENTE, al primer requerimiento notarial dirigido al domicilio que se indica en la introducción del presente contrato en caso que el AGENTE proceda a ejecutar la presente garantía de acuerdo a lo dispuesto en la Cláusula Décimo  Primera del presente documento. En forma alternativa, DRP o el DEPOSITARIO podrán hacer entrega al AGENTE, de la suma de dinero correspondiente al valor de tasación de los bienes gravados, señalado en la Cláusula Octava o el valor de tasación que disponga el AGENTE, calculada a la fecha en la que

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DRP o el DEPOSITARIO hagan uso de esta opción de pago dinerario en lugar de entrega de los bienes prendados, el que resulte mayor.

SÉTIMA:                                             DE LA EXTENSIÓN DE LA PRENDA

La Prenda Global y Flotante que por este acto se constituye, se extiende también a todo aquello que sea accesorio a los bienes gravados, así como a sus rentas, frutos, aumentos y demás derechos a los que dichos bienes prendados den origen . En los casos que DRP haya sustituido éstos (i) por otros bienes de la misma naturaleza y de una clase, especie y cantidad no menor que los señalados en el Anexo III, o (ii) por otros productos o bienes a los cuales sean incorporados o convertidos y que en este último caso (ii) deberán tener necesariamente mayor valor patrimonial, esta prenda se extenderá con las mismas preferencias, excepto por los Gravámenes Permitidos a los nuevos bienes.

OCTAVA:                                      VALOR DE LA PRENDA

Para los fines de cálculo de los derechos de inscripción a ser pagados para el Registro de la Prenda Global y Flotante en el registro correspondiente, DRP y los Bancos han establecido que la presente Prenda Global y Flotante es hasta por US$42’430,451.00

La Prenda Global y Flotante se extiende al importe de las indemnizaciones por seguros y al justiprecio que en caso de expropiación, pudiera pagarse por parte o toda la garantía.

NOVENA:                                       DE LOS SEGUROS

DRP asume la obligación de tener vigente una Póliza de Seguro contratada en una compañía de seguros a satisfacción de la Mayoría de Bancos, asegurando los bienes gravados en prenda contra los riesgos que la Mayoría de Bancos señale, y necesariamente contra robo, hurto, pérdida, huelga, conmoción civil, daño malicioso, vandalismo y terrorismo, explosión, terremoto, temblor, daños de agua, inundación, incendio y rayos, con obligación de endosar la Póliza de Seguros a favor del AGENTE.

En tanto no haya ocurrido un Evento de Incumplimiento conforme a lo dispuesto en el Contrato de Línea de Crédito o una de las Causales de Ejecución contenidas en el presente contrato, las indemnizaciones que pagase la compañía de seguros por montos acumulados anuales no mayores a US$3’000,000.00 deberán ser depositadas en las Cuentas Cobranza abiertas a nombre del AGENTE en el BCP y, encontrarse a disposición de DRP, de acuerdo a lo dispuesto en el Contrato de Cesión de Derechos de Cuentas por Cobrar.  En caso que las indemnizaciones pagadas por la compañía de seguros excedieran los US$3’000,000.00 por año, en forma acumulada, el AGENTE podrá hacer efectiva la cobertura del seguro para aplicar la indemnización a la amortización o cancelación de las acreencias, originadas al amparo del Contrato de Línea de Crédito.

Ante el incumplimiento de DRP de esta obligación de contratar o renovar el seguro que por este acto asume, y siempre que no se haya subsanado en un periodo de 20 días calendario desde la notificación del AGENTE, el AGENTE podrá dar por resuelto el Contrato de Línea de Crédito o contratar dichos seguros por cuenta y cargo de

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DRP.  Se precisa que si el AGENTE no contrata o no renueva la Póliza de Seguro, no incurrirá en falta o responsabilidad alguna.

DÉCIMA:                                           SUSTITUCIÓN DE LA PRENDA

10.1.                        Si el valor de los bienes objeto de prenda referido en el Anexo III desmejorase a juicio del AGENTE sea por deterioro de los mismos o por su valor de mercado o por cualquier otra causa; o cuando por cualquier causa se pierdan o deterioren, DRP se obliga a simple requerimiento del AGENTE a mejorar o sustituir la prenda a satisfacción de éste o, en su defecto, a disminuir el monto de la obligación al importe que el AGENTE señale.

10.2.                        En caso de no cumplir con estas obligaciones dentro del plazo prudencial y razonable que el AGENTE fije, siempre que la Mayoría de Bancos se lo soliciten, éste queda facultado a resolver automáticamente el Contrato de Línea de Crédito que garantiza esta prenda, entendiéndose que se darán por vencidos todos los plazos establecidos en favor del deudor, sin necesidad de formalidad ni aviso alguno al respecto, de acuerdo al artículo 1430° del Código Civil; pudiendo el AGENTE proceder a la ejecución o venta de la prenda conforme a lo estipulado en la Cláusula Décimo Primera de este contrato, si el deudor no cancelase las Obligaciones Garantizadas.

10.3.                        Para efectos de determinar el valor de los bienes objeto de la Prenda Global y Flotante, el AGENTE, siempre que la Mayoría de Bancos lo solicite, realizará hasta dos tasaciones anuales de dichos bienes, las mismas que se realizarán en la misma oportunidad en que se realicen las inspecciones sobre calidad de los inventarios de DRP que realizará el AGENTE según lo contemplado en el numeral 11.5 de la Cláusula Décimo Primera del Contrato de Línea de Crédito.  Dicha tasación será encargada a una empresa especializada en la materia y los gastos incurridos serán asumidos por DRP.

DÉCIMO PRIMERA:                              CAUSALES DE EJECUCIÓN DE LA GARANTÍA

El AGENTE podrá ejecutar la Prenda Global y Flotante en caso se produzca (i) un Evento de Incumplimiento, de conformidad con lo establecido en el Contrato de Línea de Crédito, o, (ii) un incumplimiento respecto a cualquiera de las obligaciones que DRP asume en virtud del presente contrato.

En caso DRP se encuentre incumpliendo una cualesquiera de las obligaciones contempladas en los numerales 5.1., 5.2., 5.3., 5.7. y  5.11., éste tendrá un plazo de  quince (15) días calendario contados desde la recepción de la comunicación que para tal efecto le imparta el AGENTE para subsanar dicho incumplimiento, caso contrario el AGENTE podrá proceder con la ejecución de la presente garantía.

DÉCIMO SEGUNDA:                            EJECUCIÓN DE LA GARANTÍA

En el caso contemplado en la Cláusula anterior, el AGENTE podrá, a su sola discreción:

12.1.                        Ejecutar y vender toda o parte de la Prenda Global y Flotante sin necesidad de un proceso judicial previo, conforme al artículo 1069° del Código Civil, ofreciendo en venta de una manera comercialmente razonable en un mercado en que activos como los que integran la Prenda Global y Flotante se negocian normalmente, en el lugar o

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lugares que el AGENTE considere más apropiados, a través de ofertas públicas o privadas, dando un aviso notarial a DRP con una anticipación no menor de quince (15) días, indicando el momento y lugar en que la respectiva venta tendrá lugar y la necesidad de su inmediata entrega al comprador de dichos bienes.                          En este caso, el AGENTE quedará facultado para contratar a una empresa especializada para realizar la ejecución y venta de los bienes que integran la Prenda Global y Flotante.  Los gastos que se generen como consecuencia de la contratación de dicha empresa serán asumidos por DRP.

Para fines de la venta extrajudicial de la Prenda Global y Flotante contemplada en este numeral el valor de la garantía establecido en la Cláusula Sétima es únicamente referencial para el AGENTE; procediendo la venta directa al mejor postor, sin base.  Por el presente, DRP renuncia expresamente a cualquier otra notificación y derecho en conexión con la venta extrajudicial de la Prenda Global y Flotante y se obliga a entregar ésta al AGENTE y a permitir el ingreso de posibles compradores a sus propiedades, obteniendo muestras; o

12.2.                        Alternativamente, conforme al artículo 1069° del Código Civil, solicitar el remate parcial o total de la Prenda Global y Flotante a través de un proceso judicial de ejecución de garantías iniciado ante un Tribunal competente y sujeto a las reglas de ejecución de garantías del Código Procesal Civil.

12.3.                      DRP renuncia a su derecho de formular cualquier reclamo contra el AGENTE sobre la base de que el precio obtenido en la venta extrajudicial de la Prenda Global y Flotante o de cualquier parte de la misma (aun en el caso de una venta privada) fuera inferior al precio de venta que pudiera ser obtenido bajo otro procedimiento de venta; pues declara conocer y aceptar que tal venta se hará sin base y al mejor postor, prescindiendo de tasación previa, salvo que el AGENTE disponga lo contrario.

12.4.                        DRP deberá entregar y poner a disposición del AGENTE toda la Prenda Global y Flotante existente en la forma y oportunidad requerida por éste. Si DRP no entrega al AGENTE o no pone a su disposición toda la Prenda Global y Flotante dentro del plazo establecido por éste, el AGENTE podrá solicitar al Juez que ordene a DRP entregar dicha Prenda Global y Flotante y/o denunciar a EL DEPOSITARIO penalmente por el delito de apropiación ilícita, sin perjuicio de sus responsabilidades civiles.

12.5.                        Del producto de la ejecución de la prenda se deberán pagar en primer lugar los gastos generados por el procedimiento de ejecución antes mencionado, y el saldo se asignará de manera directa a favor del AGENTE a fin de dar por cancelada las Obligaciones Garantizadas.  De existir un remanente una vez atendidas todas las Obligaciones Garantizadas, éste se devolverá a DRP.

DÉCIMO TERCERA:                             REDUCCIÓN DEL MONTO DEL GRAVAMEN

DRP renuncia expresamente a su derecho de reducción del importe de la Prenda Global y Flotante  contenido en el artículo 1083º del Código Civil.

DÉCIMO CUARTA:                                   MODIFICACION DE LOS TERMINOS DEL CONTRATO

El presente contrato de Prenda Global y Flotante sólo podrá ser modificado con el consentimiento por escrito unánime de los Bancos Hábiles participantes en el Contrato

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de Línea de Crédito y de DRP. Dicha modificación deberá constar necesariamente en Escritura Pública e inscribirse en el Registro correspondiente.

DÉCIMO QUINTA:                                       GASTOS Y COSTOS

Todos los gastos y cargos que se originen como consecuencia de la presente minuta, incluyendo los de su elevación a Escritura Pública, de su inscripción en el Registro de Prenda Global y Flotante del Registro Público de Lima, y de su cancelación, llegado el caso, así como los gastos que genere su venta directa o judicial, serán de cargo y cuenta exclusiva de DRP, pudiendo en caso de haberlos asumido el AGENTE, cargarlos en cualquiera de las cuentas o depósitos que DRP mantenga en el AGENTE o que al efecto le autoriza a éstos abrir a su nombre, con obligación de reembolsar tales importes el día mismo en que se produzcan los débitos; generándose en caso contrario los intereses compensatorios y moratorios a las tasas establecidas en el Contrato de Línea de Crédito, hasta la fecha efectiva de su pago.

DÉCIMO SEXTA:                                              NOTIFICACIONES

Cualquier notificación, solicitud, demanda, consentimiento, designación, dirección, instrucción, certificado u otra comunicación efectuada bajo el presente contrato, deberá ser entregada por escrito o enviada por facsímil (con confirmación escrita de recepción, confirmación que puede ser hecha por facsímil) a la dirección y número de facsímil abajo indicadas de DRP y el AGENTE y cuando sea requerido por la ley peruana, a las direcciones de DRP y el AGENTE indicadas en la introducción de este Contrato de Prenda Global y Flotante, o a cualquier otra dirección que sea comunicada por escrito para tal efecto por DRP y el AGENTE.

DRP
DOE RUN PERU S.R.L
Atención:	Sres. Kenneth Richard Buckley y Henry Eric Peitz
Dirección:	Av. Víctor Andrés Belaúnde 147, Vía Principal 155, Centro Empresarial Real - Torre Real 3, Piso 9, San Isidro
Facsímil:	215-1235 215-1281

AGENTE
Atención:	Jorge Luis de los Heros / Indira Palomino
Dirección:	Calle Centenario 156, Las Laderas de Melgarejo, La Molina División de Mercado de Capitales
Facsímil:	349-0542

A LOS BANCOS: A las direcciones consignadas en el Contrato de Línea de Crédito.

Para que sea oponible cualquier variación de domicilio a la otra parte, deberá serle comunicada a la otra parte mediante comunicación escrita con una anticipación no menor a quince (15) días calendario computados a partir de la fecha en que se efectuará tal modificación domiciliaria, debiendo hacer expresa referencia que dicha variación se encuentra referida al domicilio señalado en el presente documento e indicando a partir de cuando entrará en vigencia tal modificación domiciliaria

DÉCIMO SETIMA:                                        LEVANTAMIENTO DE LA GARANTÍA

9

Ante el pago y/o cumplimiento total de las Obligaciones Garantizadas, la presente Prenda Global y Flotante quedará terminada y todos los derechos sobre los bienes afectados revertirán a DRP.  En dicho caso, el AGENTE deberá, por cuenta y costo de DRP, y siempre que cuente con la autorización del total de los Bancos Hábiles, y dentro de un plazo de dos (2) meses, expedir los documentos que DRP le solicite para evidenciar dicha terminación.

DÉCIMO OCTAVA:                                 ACTUACIÓN DEL AGENTE

Se deja expresa constancia que el AGENTE, actúa como tal, en representación de los Bancos, contando con la ratificación expresa de éstos, conforme a lo establecido en la Cláusula Vigésima del Contrato de Línea de Crédito. Asimismo es importante señalar que el AGENTE, en su calidad de Banco se encuentra incluido dentro de éstos, por tanto el término Bancos incluye al AGENTE en su función de Banco y no de AGENTE.

DECIMO NOVENA:                                  LEGISLACIÓN APLICABLE

El presente Contrato se rige por la Legislación de la República del Perú.

VIGÉSIMA:                                                                               ARBITRAJE

20.1                           Las partes acuerdan expresamente que cualquier conflicto o controversia que pudiera surgir entre ellas como consecuencia de la interpretación o  ejecución de este Contrato, incluidas las relacionadas con su nulidad e invalidez, serán resueltas mediante arbitraje de derecho, a cargo de un Tribunal Arbitral compuesto por tres miembros que necesariamente deberán ser abogados colegiados, realizado conforme al Reglamento de Conciliación y Arbitraje Nacional e Internacional de la Cámara de Comercio de Lima.

20.2                         El Tribunal  Arbitral estará constituido de la siguiente manera: cada una de las partes designará a un árbitro y el tercero será designado de común acuerdo por los dos primeros, quien será el Presidente del Tribunal Arbitral.

20.3                         El arbitraje se llevará a cabo en la ciudad de Lima y la duración del mismo no podrá exceder los sesenta (60) días útiles, contados a partir de la fecha de instalación del Tribunal Arbitral hasta la expedición del laudo respectivo.

20.4                         El laudo del Tribunal Arbitral será definitivo e inapelable.

20.5                         Los gastos que ocasione el arbitraje serán de cargo de la parte perdedora.

20.6.                        En caso de que alguna(s) de las partes decidiera(n) interponer recurso de anulación contra el laudo arbitral ante el Poder Judicial, deberá constituir previamente a favor de la parte contraria una Carta Fianza otorgada por un Banco de primer orden con sede en Lima, equivalente a US$50,000.00 (CINCUENTA MIL DOLARES Y 00/100 DE LOS ESTADOS UNIDOS DE NORTEAMERICA), ejecutable en caso que dicho recurso, en fallo definitivo, no fuera declarado fundado. Dicha Carta Fianza deberá estar vigente durante el tiempo que dure el proceso promovido.

10

Agregue Ud. señor Notario las cláusulas de ley, sírvase insertar los Anexos correspondientes y pasar partes al Registro Especial de Prenda Global y Flotante del Registro de Bienes Muebles de los Registros Públicos de Lima, para su inscripción.

Lima, 17 de setiembre de 2002

/s/ EL AGENTE	/s/ Doe Run Perú
EL AGENTE	DRP

/s/ DEPOSITARIO
DEPOSITARIO

11

ANEXO I
CONTRATO DE PRENDA GLOBAL Y FLOTANTE

Relación de bienes afectados por DRP en PRENDA  GLOBAL Y FLOTANTE por su valor total en favor del AGENTE.  DRP manifiesta con carácter de declaración jurada y de acuerdo al artículo 179° de la Ley General del Sistema Financiero, aprobada mediante Ley N° 26702, que los bienes prendados son de su propiedad y libre disposición:

(*) DESCRIPCION SEÑALANDO CLASE, ESPECIE, CALIDAD CANTIDAD, VALOR

INVENTARIOS SUJETOS A LA PRENDA GLOBAL Y FLOTANTE
(Concentrados, Materiales en Proceso y Productos Terminados)

CONCENTRADOS

	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CAMAS DE COBRE	4,312.45	433.50	53.36		91,712	1,172	1,064,465
CAMAS DE PLOMO	2,301.74	48.70	941.69		204,516	20	837,144
CAMAS DE ZINC	245.08			129.49			40,288

Total Concentrados							1,941,897

PRODUCTOS EN PROCESO

	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CIRCUITO DE COBRE
Fundición	3,616.96	700.73	151.65		178,122	1,384	2,112,158
Refinería	4,758.57	2,542.92	57.58		784,928	7,362	9,536,783

CIRCUITO DE PLOMO
Fundición	10,896.44	328.79	3,994.50		1,138,272	665	6,710,483
Refinería	3,662.32	2.07	3,436.83		1,154,688	263	6,577,971

CIRCUITO DE ZINC
Hornos	1,427			941.42			396,306
Refinería	2,821			1,109.24			854,244

PLANTA DE RESIDUOS ANÓDICOS	601.35	28.54	39.10		1,302,292	3,066	6,670,016

REFINERÍA DE PLATA	45.41	2.75	—		916,616	4,840	5,415,952

Total Fundición							9,218,947
Total Refinería							29,054,966
TOTAL WIP							38,273,912

PRODUCTOS TERMINADOS

	Volumen	Valor

COBRE (tm)	169	250,639
PLOMO (tm)	594	249,397
ZINC (tm)	551	412,099
PLATA (oz)	217,136	970,533
ORO (oz)	-0	—
BISMUTO (tm)	27	54,035
INDIO (tm)	62	3,795
CONC. ZN/AG (tm)	862	274,142

Total PT		2,214,641

TOTAL INVENTARIOS		42,430,457

12

Los bienes antes descritos, se mantendrán en posesión y cuidado de DRP/DEPOSITARIO en: Kenneth Richard Buckley

(*)Describir muy detalladamente c/u de los bienes.  Utilizar otro papel de ser necesario.

13

ANEXO II

OBLIGACIONES GARANTIZADAS

Crédito concedido para:  Línea de Crédito para financiar necesidades de capital de trabajo para operaciones de comercio exterior y/o ventas locales, compra de concentrados, materias primas, provisiones, inventario, repuestos, otros costos operativos y otras necesidades de capital de trabajo.

Monto: Hasta US$58’000,000.00 (CINCUENTIOCHO MILLONES y 00/100 DOLARES AMERICANOS), sujeto al monto total sindicado.

Tasa de Interés:  Libor a 30, 60, ó 90 (dependiendo del plazo de cada desembolso) más 3.5%

Plazo Total:

El plazo de utilización de la Línea de Crédito es de sesenta (60) días calendario contados a partir del 25 de setiembre de 2002. En tal sentido, la Fecha de Vencimiento Final será el 25 de noviembre de 2002. Sin embargo, al vencimiento de los sesenta (60) días referidos y sólo en el caso que se haya cumplido, a satisfacción de los Bancos, con lo establecido en la Cláusula Novena y en el numeral 11.25 de la Cláusula Décimo Primera del presente Contrato de Línea de Crédito, el plazo máximo de utilización de la Línea de Crédito será de tres (3) años contados a partir del 25 de setiembre de 2002. De ser este el caso, la Fecha de Vencimiento Final será prorrogada  hasta el 23 de setiembre de 2005.

Excepcionalmente, de ocurrir el incumplimiento de lo establecido en el punto (iv) del numeral 11.25 de la Cláusula Décimo Primera por alguna causa imputable exclusivamente a los Bancos, el plazo de sesenta (60) días calendario indicado en el párrafo anterior, se prorrogará excepcionalmente hasta que los Bancos reciban la opinión legal de sus abogados requerida en dicho punto (iv) del numeral 11.25.  Sólo en el caso que esta opinión legal sea satisfactoria para los Bancos, el plazo máximo de utilización de la Línea de Crédito será de tres (3) años contados a partir del 25 de setiembre de 2002. De ser este el caso, la Fecha de Vencimiento Final será prorrogada  hasta el 23 de setiembre de 2005.

Cronograma de Pagos:  No hay un cronograma de pagos fijo, toda vez que el crédito concedido es una línea de crédito revolvente. DRP podrá solicitar múltiples desembolsos al amparo de la línea, mientras ésta encuentre vigente. Cada desembolso podrá ser por plazos de hasta 30, 60, ó 90 días desde su respectivo desembolso, siempre que el plazo de utilización de la Línea de Crédito lo permita.  El total de la deuda deberá encontrarse íntegramente cancelada en la Fecha de Vencimiento Final, según lo establecido en el Contrato de Línea de Crédito.

14

ANEXO III
[DETALLE DE CARACTERÍSTICAS MINIMAS]
INVENTARIOS SUJETOS A LA PRENDA GLOBAL Y FLOTANTE
(Valores Mínimos de Concentrados, Materiales en Proceso y Productos Terminados)

CONCENTRADOS

	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CAMAS DE COBRE	3,000.00	540.00	72.00		99,346	772	939,722
CAMAS DE PLOMO	3,000.00	57.00	1,200.00		231,485	77	985,756
CAMAS DE ZINC	305.10			163.03			50,724

Total Concentrados							1,976,203

PRODUCTOS EN PROCESO

	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CIRCUITO DE COBRE
Fundición	4,100.00	713.40	184.50		175,186	1,621	1,922,206
Refinería	4,900.00	2,890.03	55.48		1,001,712	7,775	10,069,156

CIRCUITO DE PLOMO
Fundición	10,000.00	430.00	3,940.00		988,635	322	5,210,084
Refinería	4,000.00	2.40	3,748.00		1,243,076	309	6,477,610

CIRCUITO DE ZINC
Hornos	1,556			953.81			408,039
Refinería	2,375			1,049.88			815,782

PLANTA DE RESIDUOS ANÓDICOS	550.00	17.49	35.75		1,076,677	1,768	4,522,432

REFINERÍA DE PLATA	45.00	2.97	—		839,134	3,125	3,935,603

Total Fundición							7,540,329
Total Refinería							25,820,583
TOTAL WIP							33,360,912

PRODUCTOS TERMINADOS

	Volumen	Valor

COBRE (tm)	220	279,175
PLOMO (tm)	160	66,386
ZINC (tm)	250	190,369
PLATA (oz)	163,969	619,900

Total PT		1,155,830

TOTAL INVENTARIOS		36,492,944

15

PRIMERA: DEFINICIONES

SEGUNDA: ANTECEDENTES

TERCERA: OBJETO DEL PRESENTE CONTRATO

CUARTA: OBLIGACIONES GARANTIZADAS

QUINTA: OBLIGACIONES DE DRP

SEXTA: DEL DEPOSITARIO

SÉTIMA: DE LA EXTENSIÓN DE LA PRENDA

OCTAVA: VALOR DE LA PRENDA

NOVENA: DE LOS SEGUROS

DÉCIMA: SUSTITUCIÓN DE LA PRENDA

DÉCIMO PRIMERA: CAUSALES DE EJECUCIÓN DE LA GARANTÍA

DÉCIMO SEGUNDA: EJECUCIÓN DE LA GARANTÍA

DÉCIMO TERCERA: REDUCCIÓN DEL MONTO DEL GRAVAMEN

DÉCIMO CUARTA: MODIFICACION DE LOS TERMINOS DEL CONTRATO

DÉCIMO QUINTA: GASTOS Y COSTOS

DÉCIMO SEXTA: NOTIFICACIONES

DÉCIMO SETIMA: LEVANTAMIENTO DE LA GARANTÍA

DÉCIMO OCTAVA: ACTUACIÓN DEL AGENTE

DECIMO NOVENA: LEGISLACIÓN APLICABLE

VIGÉSIMA: ARBITRAJE

CLÁUSULA ADICIONAL: LEVANTAMIENTO DE LA PRENDA DE MINERALES

16

Exhibit 10.24.3

Final Version

September 17, 2002

Mr. Notary:

Kindly register in your Registry of Public Deeds, a GLOBAL AND FLOATING PLEDGE Agreement, entered into, by and between:

DOE RUN PERÚ S.R.L., with Taxpayer’s Registration (RUC) No. 20376303811, domiciled for purposes hereof at Av. Víctor Andrés Belaunde 147, Via Principal 155, Centro Empresarial Real – Torre Real 3, Piso 9, San Isidro, Lima, duly represented by Messrs. Kenneth Ernest Hecker, identified by Foreign Nationals Identity Card (CE) No. N-100471 and Jorge Antonio Jaramillo-Chipoco, identified with National Identity Card (DNI) No. 08257915, empowered by virtue of powers of attorney registered on Electronic Filing Card No. 11015369 of the Lima Registry of Corporations, hereinafter referred to as DRP; in favor of BANCO DE CREDITO DEL PERÚ, in the capacity of Agent of the Banks, with Taxpayer’s Registration (RUC) No. 20100047218, domiciled for purposes hereof at Calle Centenario No. 156, Las Laderas de Melgarejo, La Molina, Lima, duly represented by Messrs. Reynaldo Llosa Benavides, identified with National Identity Card (DNI) No. 08220370, and Jorge Luis de los Heros, identified with National Identity Card (DNI) No. 07810714, empowered by virtue of powers of attorney registered on entries C000026 y C000027, respectively, of Electronic Filing Card No. 11001927 of the Lima Registry of Corporations; hereinafter referred to as the AGENT; with the participation of Mr. Kenneth Richard Buckley, identified with Foreign Nationals Identity Card (CE) No. N-97767, domiciled at Av. Victor Andres Belaunde 147, via Principal 155, Centro Empresarial Real — Torre Real 3, 9th Floor, San Isidro, hereby assuming the capacity of Depositary of the property to be pledged as collateral; under the following terms and conditions:

CLAUSE ONE:     DEFINITIONS

1.1.                              Except if expressly stated herein or if required by the context, the terms used in this Global and Floating Pledge Agreement whose first letter is a capital letter shall have the meaning established in this clause:

Agent:  This shall be Banco de Crédito of the Peru, acting in representation of the Banks its successors or assignees.

Banks:  This shall include all Banks forming part of the Banks Syndicate, comprised of Banco de Crédito del Peru, and any other Bank that may in the future participate in the Credit Line Agreement, which shall act under the representation of THE AGENT.

BCP:  This shall be used to single out Banco de Crédito del Perú, which, as indicated in the introductory part hereof, is acting as Agent, as well as a co-creditor of the Obligations derived from the Credit Line Agreement.

Civil Code:  The Peruvian Civil Code.

Credit Line Agreement:  This makes reference to the agreement stipulated in Sub-clause 2.1 in Clause Two of this document, to be backed by the Security Agreements.

Security Agreements:  This term is used to refer to the Global and Floating Pledge Agreement jointly with the Accounts Receivable Assignment of Rights Agreement signed by DRP with the AGENT, to the benefit of the Banks.

Financing Documents:  They are (i) this Credit Line Agreement, (ii) the Promissory Notes, (iii) the Security Agreements, (iv) any public deed derived from the aforementioned documents, and (v) the UCC-1 Financing Statement, as well as, in each case, the amendments and additions that may be made from time to time.

DRP:  This has the meaning appearing in the introductory part of this Global and Floating Pledge Agreement, in its capacity of grantor.

Events of Default:  These are the circumstances detailed in Clause Twelve of the Credit Line Agreement.

Obligations:  These are generally all the commitments, duties and obligations assumed by DRP with the Banks by virtue of the Financing Documents.

1.2.          Any terms starting with a capital letter, which are not expressly defined herein shall have the definition assigned thereto in the Credit Line Agreement stipulated in Sub-clause 1.1. above.

CLAUSE TWO:     BACKGROUND

2.1.          On April 3, 2002, DRP requested the Banks, through the AGENT, and the latter agreed to grant a Credit Line up to the amount of US$ 58,000,000.00 (FIFTY-EIGHT MILLION AND 00/100 US DOLLARS), as per the maximum amounts assumed by each Bank by virtue of its respective commitment, in accordance with the provisions set forth in Exhibit 1 of the Credit Line Agreement signed in September 17, 2002.

2.2.          Sub-clause 14.2 of Clause Fourteen of the Credit Line Agreement sets forth that, to guarantee payment of the amounts owed as a result of the Credit Line Agreement signed in September 17, 2002 and in compliance with all other obligations assumed in the said document (hereinafter “the Secured Obligations”), DRP would grant in favor of the AGENT, to the benefit of the Banks, a First and Preferential Global and Floating Pledge over all concentrates (in beds), products in process and end products held and prepared by DRP; for which reason this agreement is entered into.

CLAUSE THREE:     OBJECT

Pursuant to the terms and conditions of Sub-clause 14.2. of Clause Fourteen of the Credit Line Agreement, it is hereby agreed, to guarantee timely and full payment of each of the Secured Obligations, present or future, to pledge in favor of the AGENT, to the benefit of the Banks, as first and preferential pledge, the fungible property consisting of the concentrates (in beds), products in process and end products of its own, which listing and description appear in Exhibit I of this Agreement, which for all effects and purposes forms an integral part hereof.  The pledge described in this paragraph shall be hereinafter referred to as, “Global and Floating Pledge”.

Pursuant to the provisions of Article 179 of the General Law of the Financial System, Law No. 26702, DRP hereby declares under its sole liability, that the assets being hereby encumbered under the Global and Floating Pledge, are its property, over which it has full and unrestrained control.

In addition, DRP hereby declares that the aforementioned property is not contained in the Fiscal Register of Term Sales, in the Special Register of the Banking and Insurance Superintendency’s Risks Center, in the Mining Pledges Register, or in any other register.  It further declares that there are no liens, charges, pending litigation, court orders or administrative orders restricting in any manner whatsoever its free availability or preference in favor of the AGENT, save for the First and Preferred Minerals Pledge arranged in favor of BCP through public deed dated June 18, 1998, granted in the presence of Lima Notary Anibal Corvetto Romero and registered in Entry 200 of filing Card 1180 of the Mining Pledge Book of the Huancayo Public Mining Registry, which will be release when BCP decides it.  DRP obliges to refrain from encumbering it with further liens and from using it, unless it previously substitutes it (i) by another of the same nature, of a class, kind, quantity and value not lower than those specified in Exhibit III; or (ii) by other mining property or products to which it may have been incorporated or transformed, provided, in this last case (ii) that the substituting property has a higher asset value and that it is freely available and not subject to any type of liens or encumbrances whatsoever, except those mentioned hereinabove.

CLAUSE FOUR:     SECURED OBLIGATIONS

The Global and Floating Pledge being established on the said property will serve as first as preferential pledge in favor of the AGENT, to the benefit of the Banks, with respect to any other DRP creditor, regardless of the nature of the obligation and even if DRP were undergoing a bankruptcy or insolvency process; up to the determined amount equivalent to the Secured Obligations which may be pending payment and/or compliance with, at any time and for any reason, during the term of the Agreement.  The Secured Obligations are detailed in Exhibit II of the Agreement, which for all purposes hereof forms an integral part hereof.

The total amount owed by DRP, which is in arrears or pending payment, shall be determined by the AGENT by adding up the statements (settlements) concerning the unpaid obligations as of a given date.

DRP and the AGENT hereby agree that the pledge granted by DRP in the Agreement, will not cover any obligations or debts, whether direct or indirect, present or future, which DRP may assume with the Banks in other agreements, contracts or credit operations entered into or to be executed in the future.

The Global and Floating Pledge is indivisible and wholly prevailing over all the property pledged, in guarantee of the timely and full compliance with each and every one of the Secured Obligations, which may not be released either partly or fully.  To this effect, the Global and Floating Pledge will remain in full force and effect until (i) the Secured Obligations are fully paid up and/or complied with, and (ii) the Global and Floating Pledge Agreement is terminated in accordance with Clause Seventeen hereof.

CLAUSE FIVE:     DRP’s OBLIGATIONS

The parties agree that the property affected by the Global and Floating Pledge, will remain in the possession of DRP, which must keep them within its facilities located in the La Oroya Metallurgical Complex, or in storage warehouses or which are in transit between those facilities with the faculty of being able to dispose thereof, subject to the condition of substituting them pursuant to the provisions of this Agreement.  The substitution of said property must be done by (i) another of the same nature, of a class, kind, quantity and value not lower than those specified in Exhibit III; or by (ii) other mining property to which it may have been incorporated or transformed, provided, in this last case (ii), that the substituting property has a higher asset value.

The AGENT shall be able to check on the condition of the pledged property, pursuant to the provisions set fort in clause Eleven, Subclause 11.5 of the Credit Line Agreement.

Additionally, DRP obliges to comply with any and all obligations corresponding thereto as the owner of the property subject of the Global and Floating Pledge, in conformity with the provisions of the General Law of the Financial System, its amendments, complementary provisions and regulations, issued by the Banking and Insurance Superintendency.

Accordingly, DRP must:

5.1.          Keep a detailed inventory of the property described in Exhibit I or of the property that substitute it pursuant to the provisions set forth in this Agreement;

5.2.          Report on any impairment suffered by the pledged property, having the obligation to immediately substitute it pursuant to the provisions set forth in this Agreement;

5.3.          Report on a monthly basis to the AGENT on any substitutions made to the pledged property during the relevant period, pursuant to what is expressly permitted by this Agreement;

5.4.          Obtain the prior written consent of all the Banks before establishing any new pledges over other fungible property of the same nature as that encumbered hereby; except for the Authorized Liens;

5.5.          Surrender, immediately and upon simple request by the AGENT, the pledged property, or its substitute, or its cash value, as may be agreed to herein; in the case that the guarantee is executed according to the provisions set forth in Clause Twelve hereof.

5.6.          Both parties hereby declare and recognize that the obligation provided in Clause 10 of Article 7 of Banking and Insurance Resolution No. 430-97, is aimed at guaranteeing the AGENT the replacement of the pledged property or of its value in money in the event of disposal, theft, deterioration or impairment of the same due to similar situations.

In this Agreement, said risk is also covered by the insurance bought by DRP, whose policy covers the encumbered property against risks involving stealing, theft, loss, malicious damage, etc.; therefore, the parties hereby agree that the obligation provided in said numeral is fulfilled with the endorsement in favor of the AGENT of the policy mentioned in Clause Nine hereof.

5.7.          Keep an independent set of books for the property pledged in favor of the AGENT, separate from any other property which may have been pledged in favor of other creditors;

5.8.          Allow the AGENT or whomever it designates, which designation should be timely communicated to DRP, to verify and/or supervise any activities relating to the pledged property, as well as the process of incorporation of other property with a higher asset value, pursuant to the provisions set forth in Clause Eleven, Subclause 11.5 of the Credit Line Agreement;

5.9.          Permit and facilitate access to any persons designated by the AGENT, which designation should be timely communicated to DRP, to the place where the pledged property is kept, with the purpose of verifying its presence and condition, pursuant to the provisions set forth in Clause Eleven, Subclause 11.5 of the Credit Line Agreement;

5.10.        Provide all the facilities needed for the execution of the pledged property, reimbursing any expenses incurred in the process, pursuant to the provisions set forth in Clause Twelve;

5.11.        Notify the AGENT on a timely basis, of any acts which may affect the demandability, rank or the minimum value referred to in Exhibit III to the Global and Floating Pledge;

5.12.        Not carry out or omit any actions which, as a result, may cause damages to the Global and Floating Pledge, or affect or impede its execution;

5.13.        Amend through public deed, every time the AGENT may reasonably deem it necessary, Exhibit I, which forms an integral part of the Agreement, so that the stipulations of the said Exhibit agree with the DRP inventory.  All expenses incurred in performing such amendment and the corresponding conversion to a public deed and registration in the relevant Public Registry, will be in the account of DRP.

CLAUSE SIX:     THE DEPOSITARY

It is hereby stipulated that Mr. Kenneth Richard Buckley, identified by Foreign Nationals Identity Card (CE) No. N-97767, hereby agrees to expressly assume the capacity of depositary (hereinafter “THE DEPOSITARY”) of the property listed in Exhibit I; and if applicable, any substitutes thereof, pursuant to what is expressly authorized by virtue of this agreement.

The DEPOSITARY hereby declares that it knows the civil and criminal implications and effects of the responsibility it assumes; with the unconditional obligation to make available and surrender the said property to the AGENT, on the first request made by notarial letter addressed to the domicile indicated in the introduction of this contract in the event that the AGENT may execute this guaranty pursuant to the provisions set forth in Clause Eleven hereof.  Alternatively, DRP or the DEPOSITARY may give the AGENT, the amount of money corresponding to the assessed value of the pledged property, as prescribed in Clause Eight, or the assessed value established by the AGENT, calculated to the date when DRP or the DEPOSITARY make use of its option of getting paid in money instead of the delivery of the pledged property, whichever is higher.

CLAUSE SEVEN:     SCOPE OF PLEDGE

The Global and Floating Pledge configured hereby also covers anything which is accessory to the pledged property, as well as its income, fruits, increases and other rights deriving from the said pledged property.  In cases where DRP may have substituted such property (i) by another of the same nature, of a class, kind, quantity and value not lower than those specified in Exhibit III; or (ii) by other products or property to which it may have been incorporated or transformed and provided in this last case (ii) that the substituting property has a higher asset value, this pledge will be extended with the same preferences, except the Authorized Liens, to the new property.

CLAUSE EIGHT:     VALUE OF PLEDGE

For the purposes of the calculation of registration fees to be paid for the registration of the Global and Floating Pledge in the corresponding registry, DRP and the Banks have established that this Global and Floating Pledge is up to the amount of US$ 42,430,451.00.

The Global and Floating Pledge covers the amount of insurance indemnity and the fair price, which could be paid for the entire pledge or part thereof in the event of expropriation.

CLAUSE NINE:     INSURANCE

DRP hereby assumes the obligation of keeping in effect an Insurance Policy taken with an insurance company which is regarded satisfactory to the Banks’ Majority, covering the property encumbered by the pledge against the risks indicated by the Banks’ Majority; and necessarily, against stealing, theft, loss, strike, civil commotion, malicious damage, vandalism and terrorism, explosion, earthquake, earth tremor, damages caused by water, floods, fire and lightning, with the obligation to endorse the Insurance Policy in favor of the AGENT.

Insofar as an Event of Default has not been incurred in pursuant to the provisions set forth in the Credit Line Agreement nor in one of the Grounds for Execution contained in this agreement, the indemnities that the insurance company will pay for an accumulated amount not greater than US$3,000,000.00 per year, must be deposited in the Collection Accounts opened in the name of the AGENT at BCP and shall be at the disposal of DRP, pursuant to the provisions set forth in the Assignment of Accounts Receivable Agreement.  Should the indemnities paid by the insurance company exceed US$3,000,000.00 per year, on an accumulated basis, the AGENT shall be entitled to use the cash obtained from the insurance coverage to apply said indemnity payment to the amortization or repayment of the debts originated under the Credit Line Agreement.

In the event that DRP fails to comply with the obligation to take or renew insurance being assumed hereby, and provided DRP has not corrected said non-compliance within a term of 20 calendar days counted as of the notification by the AGENT, the AGENT may terminate the Credit Line Agreement or take such insurance in the account and at the cost of DRP.  It is hereby stipulated that if the AGENT does not take or renew the Insurance Policy, it will not be at fault or under any liability of any type whatsoever.

CLAUSE TEN:     SUBSTITUTION OF PLEDGE

10.1.        If the value of the property subject matter of the pledge referred to in Exhibit III goes down, in the opinion of the AGENT, whether because of its impairment, its market value or any other reason; or if, due to any causes, it is lost or damaged, DRP hereby binds itself, upon the simple request of the AGENT, to improve or substitute the pledge to the latter’s satisfaction; or else, to lower the amount of the obligation to the amount indicated by the AGENT.

10.2.        In the case of failure in meeting such obligations within a prudential and reasonable term fixed by the AGENT, provided the Banks’ Majority so requests it, the AGENT will be entitled to automatically terminate the Credit Line Agreement guaranteeing this pledge, being clear that all terms set forth in favor of the debtor will be rendered as matured, without the need to follow any formalities or serve any notices to this effect whatsoever, in accordance with the provisions of Article 1430 of the Civil Code; with the AGENT being entitled to go on with the execution or sale of the pledge, pursuant to the stipulations contained in Clause Eleven of the Agreement, if the debtor does not pay off the Secured Obligations.

10.3.        For the purposes of the determination of the value of the property subject of the Global and Floating Pledge, the AGENT, provided the Banks’ Majority so requests it, will carry out up to two annual appraisals of such property, which shall be carried out at the same time the inspections regarding the quality of DRP inventories will be made by the AGENT, pursuant to the provisions set forth in Clause Eleven, Subclause 11.5 of the Credit Line Agreement.  Such appraisals will be entrusted to a firm specializing on the matter and all expenses incurred will be in the account of DRP.

CLAUSE ELEVEN:     GROUNDS FOR THE EXECUTION OF THE PLEDGE

The AGENT may execute the Global and Floating Pledge in the case of (i) an Event of Default, in accordance with the provisions of the Credit Line Agreement; or, (ii) default with respect to any of the obligations assumed by DRP by virtue of the Agreement.

If DRP is in default with any of the obligations prescribed in Sub-clauses 5.1., 5.2., 5.3., and 5.7 and 5.11, it will have a term of fifteen (15) calendar days counted as from the receipt of the communication imparted by the AGENT to that effect, to rectify such condition of default, otherwise the AGENT may proceed with the execution of the subject matter pledge.

CLAUSE TWELVE:     EXECUTION OF PLEDGE

In the case prescribed in the previous clause, the AGENT may, at its sole discretion:

12.1.        Execute and sell all or part of the Global and Floating Pledge without the need of prior legal proceedings, as stipulated in Article 1069 of the Civil Code, offering it for sale in a manner which is reasonable from the business point of view in a market where property such as that comprising the Global and Floating Pledge is normally traded in the place or places which the AGENT may consider most appropriate, through public or private offerings, serving notarial notice on DRP at least fifteen (15) days in advance, indicating the date and place when the corresponding sale will occur and the need of its immediate delivery to the buyer of such property.  In this case, the AGENT shall be empowered to hire a specialized company to carry out the execution and sale of the property comprising the Global and Floating Pledge.  The expenses incurred as a consequence of the hiring of such company will be assumed by DRP.

For the purposes of the out-of-court sale of the Global and Floating Pledge prescribed in this Subclause, the pledge’s value set forth in Clause Seven is only referential for the AGENT; as it may proceed with the direct sale to the highest bidder, without a base price.  DRP hereby expressly waives any other notices and its right associated to the out-of-court sale of the Global and Floating Pledge, binding itself to deliver it to the AGENT and to allow access to possible buyers to its property, obtaining samples; or

12.2.        Alternatively, in accordance with Article 1069 of the Civil Code, request a partial or full auction of the Global and Floating Pledge through execution of guaranties proceedings filed with a competent court and subject to the execution of guaranties rules prescribed in the Civil Procedural Code.

12.3.        DRP hereby waives its right to file any claims against the AGENT on the grounds that the price obtained in the out-of-court sale of the Global and Floating Pledge or of any part thereof (even in the case of a private sale) were lower than the sale price which could have been obtained under a different sale procedure; and it declares that it knows and accepts the fact that the sale will be done without a base price, to the highest bidder, without the need of a prior appraisal, unless the AGENT otherwise instructs.

12.4.        DRP must surrender and make available to the AGENT all the existing Global and Floating Pledge, in the manner and time required by the latter.  If DRP fails to surrender to the AGENT or to make available the entire Global and Floating Pledge within the term established thereby, the AGENT may request the Judge to order DRP to surrender such Global and Floating Pledge and/or file criminal charges against THE DEPOSITARY for the illegal taking crime, without prejudice to any prevailing civil liabilities.

12.5.        As a result of the execution of the pledge, the first item to be paid relates to the expenses incurred in the execution of the aforementioned proceedings, with the balance being directly assigned in favor of the AGENT so as to consider the Secured Obligations as having been paid off.  If there would be a positive balance after having fulfilled all the Secured Obligations, it shall be returned to DRP.

CLAUSE THIRTEEN:     REDUCTION OF THE PLEDGE AMOUNT

DRP hereby expressly waives its right to reduce the amount of the Global and Floating Pledge, pursuant to the provisions set forth in Article 1083 of the Civil Code.

CLAUSE FOURTEEN:     AMENDMENTS TO THE TERMS OF THE AGREEMENT

This Global and Floating Pledge Agreement may only be amended with the written consent unanimously issued by the Eligible Banks participating in the Credit Line Agreement and DRP.  Such amendments must necessarily be documented by public deed filed with the corresponding Registry.

CLAUSE FIFTEEN:     EXPENSES AND COSTS

All expenses and costs produced as a consequence of this preliminary deed, including those relating to its conversion into a public deed, its recording in the Global and Floating Pledges Register of the Public Registry of Lima, and its payment, if applicable, as well as the expenses generated by its direct or court-ordered sale, will be in the exclusive account of DRP; and in the event that such expenses and costs have been incurred by the AGENT, the latter may charge them against any of the accounts or deposits maintained in the AGENT or which it may authorize thereto to open in its name for such purpose, with the obligation to reimburse such amounts on the same day the debits are made; otherwise giving rise to the accrual of compensatory and delayed payment interest at the rates established in the Credit Line Agreement, computed as at the date the payment is actually made.

CLAUSE SIXTEEN:     NOTICES

Any notice, request, demand, consent, designation, directive, instruction, certificate or other communication made hereunder, must be served in writing or forwarded by facsimile (with written confirmation of receipt, which may also be sent by facsimile) to the addresses and facsimile numbers of DRP and the AGENT indicated below; and whenever required by Peruvian law, to DRP and the AGENT addresses described in the introductory part of this Global and Floating Pledge Agreement, or to any other address which may be communicated in writing to that effect by DRP and the AGENT.

DRP

DOE RUN PERU S.R.L.

Attention:	Messrs. Kenneth Richard Buckley and Henry Eric Peitz
Address:	Av. Víctor Andrés Belaunde 147, Via Principal 155, Centro Empresarial Real – Torre Real 3, Piso 9, San Isidro
Facsimile:	215-1235
215-1281

AGENT
Attention:	Jorge Luis de los Heros/Indira Palomino
Address:	Calle Centenario 156, Las Laderas de Melgarejo, La Molina
Facsimile:	349-0542

THE BANKS:  To the addresses indicated in the Credit Line Agreement.

For any changes of domicile to have effect on the other party, they must be communicated in writing at least fifteen (15) calendar days in advance, counted as from the date when the change in domicile will take place, making express reference to the fact that the change relates to the domicile indicated in this document, stating the date as from which such change in domicile will take effect.

CLAUSE SEVENTEEN:     RELEASE OF PLEDGE

In the event of the pay off and/or full compliance with all the Secured Obligations, this Global and Floating Pledge will have expired and all rights over the pledged property will have reverted to DRP.  In such case, the AGENT must, in the account and expense of DRP, provided it has the authorization of all the Eligible Banks, within a term of two (2) months, issue the documents which DRP may request in support of such expiry.

CLAUSE EIGHTEEN:     ROLE OF THE AGENT

It is hereby expressly stipulated that the AGENT acts in that capacity in representation of the Banks, having their express ratification to this effect, as stipulated in Clause Twenty of the Credit Line Agreement.  In addition, it is important to point out that, in his capacity of Bank is included among them; and therefore, the term Banks includes the AGENT acting as a Bank, rather than as an AGENT.

CLAUSE NINETEEN:     GOVERNING LEGISLATION

This Agreement shall be governed by the laws of the Republic of Perú.

CLAUSE TWENTY:     ARBITRATION

20.1.        The parties hereby expressly agree that any conflict or controversy which may arise between them as a result of the interpretation or execution of this Agreement, including those related to its being null and void or invalid, shall be resolved by means of a de jure arbitration entrusted to an Arbitration Court made up of three members who must necessarily be attorneys at law registered in the Bar Association, to be held in accordance with the National and International Conciliation and Arbitration Regulation of the Chamber of Commerce of Lima.

20.2.        The Arbitration Court will be formed in the following manner:  each one of the parties shall designate one arbitrator and the third arbitrator shall be designated by mutual agreement by the first two arbitrators, who will be the Chairman of the Arbitration Court.

20.3.        The arbitration shall be held in the City of Lima and the duration of the same may not exceed sixty (60) business days counted as from the date of installation of the Arbitration Court until such time as the respective award is issued.

20.4.        The Arbitration Award shall be final and cannot be appealed.

20.5.        The losing party shall assume the costs incurred in the arbitration proceedings.

20.6.        Should any of the parties decide to file an appeal with the Judiciary calling for the annulment of the arbitration award, it must first make arrangements for a Bank Letter of Guaranty granted by a top-rated Bank headquartered in Lima, equivalent to US$ 50,000.00 (FIFTY THOUSAND AND 00/1 00 US DOLLARS), which can be executed in the event that the appeal is declared groundless in a final ruling.  This Bank Letter of Guaranty must be in force during the time the aforementioned process is underway.

Mr. Notary, kindly add any other clauses required by law, insert the necessary exhibits and file this instrument in the Global and Floating Pledges Special Register of the Register of Movable Property of the Public Registry of Lima.

Lima, September 17, 2002

THE AGENT	DRP

THE DEPOSITARY

EXHIBIT I

GLOBAL AND FLOATING PLEDGE AGREEMENT

List of property encumbered by DRP as GLOBAL AND FLOATING PLEDGE, at its full value, in favor of the AGENT.  DRP hereby states, in the form of an affidavit and pursuant to the provisions of Article 179 of the General Law of the Financial System, approved by Law No. 26702, that the subject matter pledged property listed below is of its own and that it is freely available:

(*)           DESCRIPTION, INDICATING CLASS, KIND, QUALITY, QUANTITY AND VALUE

INVENTARIOS SUJETOS A LA PRENDA GLOBAL Y FLOTANTE
(Concentrados, Materiales en Proceso y Productos Terminados)

CONCENTRADOS
	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CAMAS DE COBRE	4,312.45	433.50	53.36		91,712	1,172	1,064,465
CAMAS DE PLOMO	2,301.74	48.70	941.69		204,516	20	831,144
CAMAS DE ZINC	245.08			129.49			40,285

					Total Concentrados		1,941,897

PRODUCTOS EN PROCESO
	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CIRCUITO DE COBRE
Fundición	3,616.96	700.73	151.65		178,122	1,384	2,112,158
Refinería	4,755.51	2,542.92	57.58		784,928	7,362	9,536,783

CIRCUITO DE PLOMO
Fundición	10,896.44	328.79	3,994.50		1,138,272	665	6,710,483
Refinería	3,662.32	2.07	3,436.83		1,154,688	263	6,577,971

CIRCUITO DE ZINC
Hornos	1,427			941.42			396,306
Refinería	2,821			1,109.24			854,244

PLANTA DE RESIDUOS ANÓDICOS	601.35	28.54	39.10		1,302,292	3,068	6,610,016

REFINERÍA DEPLATA	45.41	2.75			916,616	4,840	5,415,952

					Total Fundición		9,218,947
					Total Refinería		29,054,966
					Total WIP		38,273,912

PRODUCTOS TERMINADOS
						Volumen	Valor

COBRE (tm)						169	250,639
PLOUO (tm)						594	249,397
ZINC (oz)						551	412,099
PLATA (oz)						217,136	170,533
ORO (oz)						-0	—
BISMUTO (tm)						21	54,035
INDIO (tm)						62	3,795
CONC. ZN/AG (tm)						862	214,142

					Total PT		2,214,641

					TOTAL INVENTARIOS		42,430,451

The assets listed below will be in the possession and under the care of DRP / THE DEPOSITARY, at:  Kenneth Richard Buckley

(*) Provide a very detailed description of each of the assets.  Use separate sheets if necessary.

EXHIBIT II

SECURED OBLIGATIONS

Credit granted for:  A Credit Line to fund working capital needs for foreign trade and/or domestic sale operations, purchase of concentrates, raw materials, supplies, inventory, spare parts, other operating costs and other working capital needs.

Amount:  Up to US$58,000,000.00 (FIFTY-EIGHT MILLION AND 00/100 US DOLLARS), subject to the total syndicated amount.

Interest Rate:  Libor at 30, 60, or 90 days (depending on the term of each disbursement) plus 3.5%

Full Term:  The maximum term for the use of the Credit Line is sixty (60) days counted as of September 25, 2002.  Accordingly, the Final Maturity Date shall be November 25, 2002.  However, upon the termination of the aforementioned sixty (60) days period and solely provided the provisions set forth in Clause Nine and Sub clause 11.25 of Clause Eleven of this Credit Line Agreement have been fully complied with, to the Banks’ satisfaction, the maximum term for the use of the Credit Line shall be three (3) years counted as of September 25, 2002.  If that is the case, the Final Maturity Date shall be extended until September 23, 2005.

Exceptionally, in case of non-compliance with item (iv) of Sub clause 11.25 of this Credit Line Agreement for any cause imputable solely to the Banks, the 60 days term referred in the precedent paragraph, will be extended exceptionally until the reception by the Banks of the legal opinion of the Banks’ counsels required in said item (iv) of Sub clause 11.25 hereof.  Only if the legal opinion is satisfactory to the Banks, the maximum term for the use of the Credit Line shall be three (3) years counted as of September 25, 2002, as established in the precedent paragraph.  If that is the case, the Final Maturity Date shall be extended until September 23, 2005.

Repayment Schedule:  There is no fixed payment schedule, due to the fact that the credit granted is a revolving credit line.  While it is in force, DRP is entitled to request multiple disbursements under the line.  Each disbursement may be for terms of up to 30, 60, or 90 days counted as of the respective disbursement date, provided the term of use of the Revolving Credit Line allows it.  The total of the debt must be fully paid-off at the Final Maturity Date, accordingly to Credit Line Agreement.

EXHIBIT III

[LIST OF MINIMUM CHARACTERISTICS]

INVENTARIOS SUJETOS A LA PRENDA GLOBAL Y FLOTANTE

(Valores Minimos de Concentrados, Materiales en Proceso y Productos Terminados)

CONCENTRADOS
	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CAMAS DE COBRE	3,000.00	540.00	72.00		99,346	772	939,722
CAMAS DE PLOMO	3,000.00	57.00	1,200.00		231,485	77	985,756
CAMAS DE ZINC	305.10			163.03			50,724

					Total Concentrados		1,976,203

PRODUCTOS EN PROCESO
	Total (tm)	Cu (tm)	Pb (tm)	Zn (tm)	Ag (oz)	Au (oz)	Valor

CIRCUITO DE COBRE
Fundición	4,100.00	713.40	184.50		175,186	1,621	1,022,208
Refinería	4,900.00	2,890.03	55.48		1,001,712	7,775	10,069,156

CIRCUITO DE PLOMO
Fundición	10,000.00	430.00	3,940.00		988,635	322	5,210,084
Refinería	4,000.00	2.40	3,748.00		1,243,076	309	6,477,610

CIRCUITO DE ZINC
Hornos	1,558			953.81			400,039
Refinería	2,375			1,049.88			815,782

PLANTA DE RESIDUOS ANODICOS	550.00	17.49	35.75		1,076,677	1,768	4,522,432

REFINERÍA DEPLATA	45.00	2.97	—		839,134	3,125	3,935,603

					Total Fundición		7,540,320
					Total Refinería		25,820,583
					Total WIP		33,380,912

PRODUCTOS TERMINADOS
						Volumen	Valor

COBRE (tm)						220	279,175
PLOMO (tm)						160	86,306
ZINC (oz)						250	190,360
PLATA (oz)						163,969	619,000

					Total PT		1,55,830

					TOTAL INVENTARIOS		36,492,944

CLAUSE ONE: DEFINITIONS

CLAUSE TWO: BACKGROUND

CLAUSE THREE: OBJECT OF THE AGREEMENT

CLAUSE FOUR: SECURED OBLIGATIONS

CLAUSE FIVE: DRP’S OBLIGATIONS

CLAUSE SIX: THE DEPOSITARY

CLAUSE SEVEN: SCOPE OF PLEDGE

CLAUSE EIGHT: VALUE OF PLEDGE

CLAUSE NINE: INSURANCE

CLAUSE TEN: SUBSTITUTION OF PLEDGE

CLAUSE ELEVEN: GROUNDS FOR THE EXECUTION OF THE PLEDGE

CLAUSE TWELVE: EXECUTION OF PLEDGE

CLAUSE THIRTEEN: REDUCTION OF THE PLEDGE AMOUNT

CLAUSE FOURTEEN: AMENDMENTS TO THE TERMS OF THE AGREEMENT

CLAUSE FIFTEEN: EXPENSES AND COSTS

CLAUSE SIXTEEN: NOTICES

CLAUSE SEVENTEEN: RELEASE OF PLEDGE

CLAUSE EIGHTEEN: ROLE OF THE AGENT

CLAUSE NINETEEN: GOVERNING LEGISLATION

CLAUSE TWENTY: ARBITRATION